                                                                    Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

We consent to the incorporation by reference in the registration statement (and the related prospectus) for the exchange of the 7.35% Norfolk Southern
Corporation debt securities maturing May 15, 2007 for debt securities maturing
September 1, 2014 on Form S-4 of Norfolk Southern Corporation of our report dated January 27, 2004, with respect to the consolidated balance sheets of
Conrail Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003, which report appears in the December 31, 2003 Annual Report on Form 10-K of Norfolk Southern
Corporation. Our report refers to the adoption by the Company of Financial
Accounting Standards Board Statement No. 143, Accounting for Asset Retirement
Obligations, effective January 1, 2003.

/s/ KPMG LLP                                               /s/ Ernst & Young LLP
Norfolk, Virginia                                          Jacksonville, Florida
July 30, 2004                                                      July 30, 2004